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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Legato Systems, Inc. of our report dated April 20, 1999 relating to the financial statements of Intelliguard Software, Inc., which appears in Legato Systems, Inc.'s Report on Form 8-K/A dated May 28, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 20, 1999